EXHIBIT 12.1
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                                              WEINGARTEN REALTY INVESTORS
                              COMPUTATION OF RATIOS OF EARNINGS AND FUNDS FROM OPERATIONS
                                   TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                 (AMOUNTS IN THOUSANDS)



                                                             Three Months Ended     Nine Months Ended
                                                               September 30,          September 30,
                                                            --------------------  ----------------------
                                                              2004       2003        2004        2003
                                                            ---------  ---------  ----------  ----------
Net income available to common shareholders. . . . . . . .  $ 28,810   $ 28,381   $  91,870   $  74,410

Add:
Portion of rents representative of the interest factor . .       222        233         659         696
Interest on indebtedness . . . . . . . . . . . . . . . . .    29,826     22,220      85,699      62,695
Preferred dividends. . . . . . . . . . . . . . . . . . . .     2,428      4,804       4,959      14,646
Amortization of debt cost. . . . . . . . . . . . . . . . .       425        335       1,225         997
                                                            ---------  ---------  ----------  ----------
    Net income as adjusted . . . . . . . . . . . . . . . .  $ 61,711   $ 55,973   $ 184,412   $ 153,444
                                                            =========  =========  ==========  ==========

Fixed charges:
Interest on indebtedness . . . . . . . . . . . . . . . . .  $ 29,826   $ 22,220   $  85,699   $  62,695
Capitalized interest . . . . . . . . . . . . . . . . . . .     1,096      1,499       3,802       4,803
Preferred dividends. . . . . . . . . . . . . . . . . . . .     2,428      4,804       4,959      14,646
Amortization of debt cost. . . . . . . . . . . . . . . . .       425        335       1,225         997
Portion of rents representative of the interest factor . .       222        233         659         696
                                                            ---------  ---------  ----------  ----------
    Fixed charges. . . . . . . . . . . . . . . . . . . . .  $ 33,997   $ 29,091   $  96,344   $  83,837
                                                            =========  =========  ==========  ==========

RATIO OF EARNINGS TO COMBINED FIXED
CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . . . . .      1.82       1.92        1.91        1.83
                                                            =========  =========  ==========  ==========


Net income available to common shareholders. . . . . . . .  $ 28,810   $ 28,381   $  91,870   $  74,410
Depreciation and amortization. . . . . . . . . . . . . . .    28,807     21,800      81,946      62,875
Gain on sale of property . . . . . . . . . . . . . . . . .      (368)    (3,981)    (14,193)     (4,746)
                                                            ---------  ---------  ----------  ----------
    Funds from operations. . . . . . . . . . . . . . . . .    57,249     46,200     159,623     132,539
Add:
Portion of rents representative of the interest factor . .       222        233         659         696
Preferred dividends. . . . . . . . . . . . . . . . . . . .     2,428      4,804       4,959      14,646
Interest on indebtedness . . . . . . . . . . . . . . . . .    29,826     22,220      85,699      62,695
Amortization of debt cost. . . . . . . . . . . . . . . . .       425        335       1,225         997
                                                            ---------  ---------  ----------  ----------
    Funds from operations as adjusted. . . . . . . . . . .  $ 90,150   $ 73,792   $ 252,165   $ 211,573
                                                            =========  =========  ==========  ==========

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
FIXED CHARGES AND PREFERRED DIVIDENDS. . . . . . . . . . .      2.65       2.54        2.62        2.52
                                                            =========  =========  ==========  ==========
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